                          OPERATING SERVICES AGREEMENT

     THIS AGREEMENT has been entered into and signed on the nineteenth (19th) day of November, 1993, by and between MARAVEN S.A., hereinafter called "THE AFFILIATE," represented herein by its President, Eduardo Lopez Quevedo, duly authorized by the Articles of Incorporation - Bylaws of THE AFFILIATE, and COMPANIA OCCIDENTAL HIDROCARBUROS, INC., hereinafter called "THE CONTRACTOR," a corporation incorporated and existing under the laws of California, represented herein by its President, Joseph F. Snape, duly authorized by Board Resolutions of THE CONTRACTOR dated November 4, 1993.

     1.   GENERAL PROVISIONS

          1.1 All the Hydrocarbons existing within the territory of Venezuela are a national resource owned and controlled by the State.

          1.2 THE AFFILIATE has the exclusive right to carry on exploitation operations of the Hydrocarbons in all the area described in Appendix "A" and outlined in the Appendix "B", both annexed hereto, hereinafter called "Agreement Area."

          1.3 THE AFFILIATE wishes to promote the development of the Agreement Area, and THE CONTRACTOR wishes to render services within such area.

     LEGEND

     * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.
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          1.4  THE CONTRACTOR has the financial capacity, technical ability and professional expertise necessary to perform the Operating Services described hereunder.

          1.5 THE CONTRACTOR shall perform for THE AFFILIATE, but at the risk and cost of THE CONTRACTOR, those rehabilitation, development, production and other activities as are required to achieve the continuous commercial development of the Hydrocarbons which are present in the Agreement Area, as further specifically set forth hereunder and in the Work Program approved by THE AFFILIATE.

          It being understood that:

          a) The compensation of THE CONTRACTOR for the services hereunder shall only consist of such compensation established in Clause 8 and shall not include any title to the Hydrocarbons found or produced in the Agreement Area.

          b) The rights of THE CONTRACTOR arising from this Agreement do not include any right to the economic benefits resulting from the sale or disposal by THE AFFILIATE of the Hydrocarbons extracted from the Agreement Area, but only to those economic interests, as may be granted hereunder as a contractor, for the operational activities thereof.




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          c)   The Agreement is entered into with THE CONTRACTOR by reason of its particular conditions, therefore, it is considered to be a contract intuito personae. As a result, THE CONTRACTOR may not merge, associate or modify either the organizational structure or its share participation without notifying THE AFFILIATE in writing at least three (3) months in advance to any of the above-mentioned situations and must provide THE AFFILIATE with any documents required thereby. THE CONTRACTOR will be informed by THE AFFILIATE if THE AFFILIATE considers that the occurrence of any of the above circumstances is not convenient to its interests concerning this Agreement, and if THE CONTRACTOR insists in carrying out the decision thereof notwithstanding the objection from THE AFFILIATE, THE AFFILIATE may terminate this Agreement and THE CONTRACTOR will have no right to file any claim.

     2.   DEFINITIONS

          The words and terms as used herein shall have the following meanings, irrespective of their being used in the singular or plural:

          2.1 Agreement: Means the Spanish version of this "Operating Services Agreement," together with Appendices "A", "B", "C", "D", "E" and "F", which are




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               incorporated hereto. The English version of the Agreement and its
               Appendices is used only as a reference and has no effect whatsoever.

          2.2 Agreement Area: Means the Area within the territory of Venezuela object of this Agreement, as described and outlined in Appendices "A" and "B".

          2.3 Agreement Year: Means a period of twelve (12) months starting on January 1st and ending the following December 31, according to the Gregorian Calendar. For the first year of the Agreement, the Agreement Year means the period commencing the Effective Date of the Agreement until December 31 of the following Gregorian Calendar year.

          2.4  Effective Date: Means the day this Agreement is signed.

          2.5 Associated Company: Means, with respect to a Party to this Agreement, a company or other entity controlling or being controlled by the Party; or a company controlling a company or other entity controlling or being controlled by such Party, it being understood that control means the ownership by a company or entity of at least fifty percent (50%) of: (a) the voting shares, if the company is a stock company; or (b) the controlling rights or interests,




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               if the other entity is not a stock company. Those companies or entities directly or indirectly controlled by a company or entity controlling one of the Parties shall also be considered an Associated Company.

          2.6 Starting Date of Operations: Means the date Appendix "F" (Operations Starting Certificate) is subscribed by THE CONTRACTOR and THE AFFILIATE. The Starting Date of Operations may not be later than four (4) months after the Effective Date.

          2.7  Day: Means a calendar day.

          2.8 Force Majeure: Means any event beyond the control of, and which is not a direct consequence of gross negligence or willful misconduct by the affected Party, including, but not limited to, Acts of God or of third parties; compliance with any request, ruling, order or decree of governmental authorities, substantially impeding the performance of the work as provided hereunder; war, rebellion, sabotage or riots; public insurrection or disorder; floods or volcanic eruptions, tidal waves, earthquakes, lightning, fires, explosions or other disasters; strikes or any other act agreed by the workers; or other similar occurrences beyond the control of the affected Party and that may not be avoided or





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               prevented by such Party exercising due diligence. Nonetheless,
               Force Majeure shall not include occurrences such as:

               a) Late delivery of construction equipment or materials to be supplied by THE CONTRACTOR, resulting from a congestion at a plant of the manufacturer or any other place; a market oversold condition, inefficiencies or similar occurrences, or

               b) Late performance by THE CONTRACTOR or its subcontractors resulting from a shortage of supervisors, workforce, inefficiencies or similar events and a shortage of services, or

               c) The lack of payment of monetary amounts or the congestion or lack of transportation or storage capacity.

               The foregoing, except when said late delivery or late performance, described in paragraphs a) and b), or congestion or lack of capacity described in paragraph c), arise from Force Majeure [an event other than those described in paragraphs a), b) and c) above] which is beyond the control of affected Party, as well as the subcontractors, and an





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               acceptable alternative source of services, equipment or materials is not available.

          2.9 Production: Means the Hydrocarbons produced and regularly transferred to THE AFFILIATE at the Transfer Points and under the terms indicated in Appendix "A", as it may be modified from time to time by written agreement of the Parties ("Appendix "A"), on a regular basis, according to the Work Program approved by THE AFFILIATE, and that THE AFFILIATE is operationally capable of receiving. The reception of Hydrocarbons produced under the specifications of Appendix "A" shall only be refused in the event of Force Majeure.

          2.10 Audit of Environmental Situation: Means the determination of preexisting environmental conditions at the Starting Date of Operations.

          2.11 Production Date: Means the date when the Crude Oil Production begins, or, subject to Clause 7.7, the Natural Gas, which date, for the purposes of this Agreement, coincides with the Starting Date of Operations.

          2.12 Crude Oil: Means the oil or any other hydrocarbon in a liquid state at environmental conditions, including the liquid hydrocarbons extracted from natural gas.




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          2.13 Natural Gas: Means any gaseous hydrocarbon produced, including, without limitation, non-associated gas and wet gas, dry gas, casinghead gas and residual gas remaining after liquid hydrocarbons extraction from wet gas.

          2.14 Hydrocarbons: Means both Crude Oil and Natural Gas.

          2.15 Barrel: Means an amount or volumetric unit of Crude Oil of forty-two (42) United States gallons at a temperature of sixty degrees (60 degrees) Fahrenheit.

          2.16 Quarter: Means the period of three (3) months starting either on January 1, April 1, July 1 or October 1 of any Agreement Year.

          2.17 Current Quarter: Means the pertinent Quarter for purposes of invoicing and indexing adjustments as provided in Clause 18 hereunder.

          2.18 Previous Quarter: Means the Quarter preceding the current
               Quarter.

          2.19 Crude Oil Transfer Points: Means the point of transfer to THE AFFILIATE of the risk, safeguard and custody of the Crude Oil produced in the Agreement Area, as defined in Appendix "A".




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          2.20 Gas Transfer Points: Means the point of transfer to THE AFFILIATE of the risk, safeguard and custody of the Natural Gas produced in the Agreement Area, as defined in Appendix "A".

          2.21 Operating Services: Means all drilling, geological studies and geophysical surveys, rehabilitation, development, extraction, production, treatment, hauling, maintenance and other operations authorized or contemplated hereunder.

          2.22 Work Program: Means an annual statement detailing the Operating Services to be performed in the Agreement Area, as approved by THE AFFILIATE from time to time, including the corresponding Budget.

          2.23 Minimum Work Program: Means the statement detailing the minimum commitment of Operating Services to be performed at the Agreement Area during the first three (3) Agreement Years, including the corresponding Budget, as established in Appendix "C".

          2.24 Budget: Means the estimate of all Capital and Non-Capital Costs included in the Work Program for the period concerned.




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          2.25 Capital and Non-Capital costs:

               Capital Costs: Means those expenditures incurred for the performance of the Operating Services established as such according to Clause 18 hereunder, Accounting Procedures, provided they are included in the approved Budget as Capital Costs, or have been approved in writing by THE AFFILIATE.

               Non-Capital Costs: Means those expenditures incurred for the performance of the Operating Services, established as such according to Clause 18 hereunder, provided that any such Non-Capital Costs have been incurred after the Production Date and are included in the approved Budget or have been approved in writing by THE AFFILIATE.

          2.26 Norms and Regulations: Any law, regulation and other provisions applicable to the activities to be performed by THE CONTRACTOR hereunder, including such normal operating practices of THE AFFILIATE, as have been notified to THE CONTRACTOR.

          2.27 Party: Means THE CONTRACTOR or THE AFFILIATE, as the case may be.




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          2.28 Applicable Law: Means all the laws of the Republic of Venezuela which will rule the interpretation, validity and compliance of this Agreement.

       3. DURATION OF AGREEMENT

          3.1 This Agreement shall be in effect for twenty (20) Agreement Years, as from the Effective Date. In the event there is no Production during the first three (3) Agreement Years, the Agreement shall fully automatically cease, except as otherwise provided herein.

          3.2 THE CONTRACTOR may request, in writing, the extension of the Agreement. Such request must be reasoned and submitted at least six (6) months in advance to the maturity of the term set forth in paragraph 3.1. THE AFFILIATE may grant or reject, in a reasonable manner, the extension, as well as put conditions to it.

          3.3  In the event there is no Production at the end of the first three
               (3) Agreement Years, but THE AFFILIATE and THE CONTRACTOR, after having considered all the pertinent operating and financial data, are of the opinion that Production may be achieved, the period of three (3) years described in paragraph 3.1 may be extended as agreed upon by the Parties in writing.




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       4. AUTOMATIC TERMINATION

          In the event that Production is interrupted at any moment after the first three (3) Agreement Years, for a period of six (6) consecutive months, except by reason of Force Majeure, the Agreement shall be automatically terminated, unless otherwise agreed upon by THE AFFILIATE and THE CONTRACTOR.

       5. WORK PROGRAM AND DISBURSEMENTS

          5.1 During the first thirty-six (36) months of the Agreement counted from the Starting Date of Operations, THE CONTRACTOR shall perform the Minimum Work Program set forth in Appendix "C".

               The total amount to be spent by THE CONTRACTOR to perform the operations during the referred first thirty-six (36) months, as provided hereunder, shall not, in the aggregate, be less than the amount specified below for each one of the three (3) periods of twelve (12) months:

               First twelve (12) months:               U.S.  *

               Second twelve (12) months:              U.S.  *

               Third twelve (12) months:               U.S.  *

       * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.





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               To guarantee the Minimum Work Program, THE CONTRACTOR shall submit an irrevocable "Stand-By" Letter of Credit, in favor of THE AFFILIATE and issued or confirmed by a first-class bank previously approved by THE AFFILIATE. The Stand-By Letter of Credit must he based on the form established in Appendix "D".

               The amount of the Stand-By Letter of Credit will be reduced at the end of each Quarter following the Starting Date of Operations, pursuant to its terms. For this purpose, THE CONTRACTOR will report to THE AFFILIATE, within fifteen (15) Days from the end of each Quarter, the works performed and the amounts expended, with supporting documentation, in the performance of the Agreement. THE AFFILIATE, after checking the amounts and supporting documentation provided by THE CONTRACTOR, will order the corresponding bank to reduce the Letter of Credit by the amount actually expended, within fifteen (15) Days from receipt of said information. At THE AFFILIATE's request, THE CONTRACTOR must submit any additional supporting documentation, including, without limitation, any pertinent invoice, contract and document. THE AFFILIATE shall have the right to object to the amount reported by THE CONTRACTOR and the reduction of the Stand-By Letter of Credit by the objected amounts will be suspended until the objections are duly clarified by the Parties, without



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               prejudice of the reduction by THE AFFILIATE of the amounts not objected. Reductions made in accordance with this clause 5.1 will not be considered as a waiver by THE AFFILIATE of the right to submit an objection or claim in the future or to execute the outstanding balance of the Stand-By Letter of Credit with respect to works or amounts that further checking demonstrates should not have given rise to reduction already made, or of any other right that THE AFFILIATE may have with respect to said amounts.

               Default by THE CONTRACTOR of the Minimum Work Program and/or the above minimum expenditure commitments as provided herein shall give THE AFFILIATE the right, without prejudice to any other available right or remedy, to immediately execute the above-mentioned Letter of Credit for an amount representing the defaulted minimum guaranteed work commitment of THE CONTRACTOR. The amounts executed as provided herein shall, in no case, be reimbursed to THE CONTRACTOR, nor reduced, offset nor otherwise reduced for any reason whatsoever, including, without limitation, the receipt of any benefits by THE AFFILIATE, the mitigation of whatever damage caused by the default of the Minimum Work Program or the real or possible existence of any claim against third parties or THE AFFILIATE.




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          5.2  In the event that THE CONTRACTOR is unable to comply with the
               Minimum Work Program, THE AFFILIATE must be immediately informed in writing of the reasons causing the non-compliance, and, in such event, THE CONTRACTOR may be allowed by THE AFFILIATE to perform the defaulted portion of the Minimum Work Program, or make the pertinent disbursements during the following year. Should such situation arise at the end of the third Agreement Year, THE CONTRACTOR shall be able to obtain an extension of the "Stand-By" Letter of Credit for the additional term granted to finish the performance of the defaulted portion and for the amount corresponding to the defaulted commitment of the Minimum Work Program. THE AFFILIATE reserves the right to approve or refuse the request from THE CONTRACTOR to perform the unfinished portion of the Minimum Work Program during the following year, within a lapse of time considered to be convenient, without having to justify its decision.

               In the event that, during any Agreement Year following the first thirty-six (36) months, THE CONTRACTOR shall have performed less than the agreed Work Program, such unfinished portion, with due justification and with the written consent from THE AFFILIATE, may be carried forward to the Work Program for the following Agreement Year without affecting the rights of THE CONTRACTOR hereunder. Likewise,




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               should THE CONTRACTOR, with prior authorization by THE AFFILIATE, carry out more of the Work Program agreed on, said additional portion shall be deducted, with due justification and with the written consent of THE AFFILIATE, from the Work Program for the following Year of the Agreement, without affecting the rights of THE CONTRACTOR under this Agreement.

          5.3 At lease three (3) months in advance to the beginning of each Agreement Year, or as otherwise agreed upon by the Parties, THE CONTRACTOR shall prepare and submit for approval by THE AFFILIATE a Work Program for the Agreement Area, setting forth the proposed Operating Services to be carried out by THE CONTRACTOR during the following Agreement Year, the estimated cost thereof, the estimated production to be obtained and the estimated Hydrocarbons reserves. The Parties hereby agree that the Work Program for the first Agreement Year shall be prepared and submitted for THE AFFILIATE's approval within seventy-five (75) Days following the Effective Date, except as otherwise agreed by the Parties. THE AFFILIATE may grant or reject, for reasonable cause, the aforementioned approval of the Work Program, within the term established in Clause 5.4.

          5.4 In the event THE AFFILIATE shall wish to propose a revision of specific aspects of a Work Program, THE




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               CONTRACTOR shall be notified thereby during the forty-five (45)
               Days following the reception of the Work Program, specifying in detail the reasons for such modification. As soon as possible, the Parties shall meet in order to reach an agreement over the revisions proposed by THE AFFILIATE. However, any portion of the Work Program which THE AFFILIATE does not propose to revise shall be performed as established in the Work Program. In the event no revision is requested by THE AFFILIATE during the mentioned period of forty-five (45) Days, the Work Program shall be deemed approved as submitted by THE CONTRACTOR.

          5.5 It is understood that the details of a Work Program may require changes in view of the prevailing circumstances, and nothing herein shall limit the right of THE CONTRACTOR to perform such changes, provided that the general scope of the Work Program is not modified by such changes and that they are approved in writing by THE AFFILIATE.

          5.6 In the event of emergencies or other special circumstances requiring immediate action, including, among others, fires, explosions, blow-outs and oil spills, leaks of toxic and/or dangerous substances (such as gas, chlorine and ammonia), THE AFFILIATE must be immediately informed by THE CONTRACTOR, who



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               must take the appropriate actions to control the situation or protect the facilities, people and property. Such actions must be timely notified to THE AFFILIATE, for purposes of pertinent coordination.

               Any justified expense incurred by THE CONTRACTOR in relation with such actions, without prejudice to the provisions of Clause 10.17 hereof, shall be included in the Capital Costs.

               To meet the situations described above, THE CONTRACTOR must submit to THE AFFILIATE, within the sixty (60) days following the Effective Date, the emergency and contingency plans to attend to any Crude Oil spills.

               Notwithstanding the foregoing, and without prejudice to the obligations of THE CONTRACTOR hereunder, should THE AFFILIATE not be satisfied with the actions taken by THE CONTRACTOR, or should he consider it convenient to the interests thereof, THE AFFILIATE may inform THE CONTRACTOR of a direct intervention and may take any such action as may be considered advisable, and, in such event, any expenses incurred by THE AFFILIATE to that purpose shall be reimbursed by THE CONTRACTOR within the thirty (30) days following the receipt of the




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               corresponding invoice and, without prejudice to the provisions of
               Clause 10.17 herein, shall be included within the Capital Costs of THE CONTRACTOR.

          5.7 Nothing in Clause 5 hereof shall be interpreted as allowing THE CONTRACTOR to make disbursements for less than the minimum amounts guaranteed, or to perform less than the Minimum Work Program, as provided in Clause 5.1 hereof (and as detailed in the Minimum Work Program in Appendix "C"), during the first thirty-six (36) months of this Agreement, unless a revision to that purpose is specifically approved in writing by THE AFFILIATE.

          5.8 Without prejudice to the provisions of Clause 5.7, unless it is specifically otherwise allowed or justified hereunder, the lack of performance of twenty percent (20%) or more of the Work Program for any Agreement Year during the term thereof shall be considered a material breach of the obligations of THE CONTRACTOR hereunder and shall entitle THE AFFILIATE to immediately terminate this Agreement without prejudice to any other right or remedy available to THE AFFILIATE, including, but not limited to, the right to execute the guarantees given by THE CONTRACTOR.





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       6. RIGHTS AND OBLIGATIONS OF THE CONTRACTOR

          Other than the provisions hereunder, THE CONTRACTOR shall:

          6.1 At its sole expense, finance all the Operating Services without recourse to THE AFFILIATE, except as otherwise specifically provided in Clause 8 hereof.

          6.2 Prepare and implement the annual Work Program in accordance with the Norms and Regulations and any other applicable guideline or instruction and the oil industry practices, including any such regulations concerning safety, health, labor and environmental matters applied to the Venezuelan oil industry which are notified to THE CONTRACTOR. To such purpose, THE CONTRACTOR shall submit to THE AFFILIATE for approval, sixty (60) Days after the Effective Date, the following documents:

               a) The Program for preventing injuries and/or industrial diseases.

               b) The Plan for protecting the environment, specifying the steps to be taken for handling atmospheric emissions, solid residues, toxic waste, or other polluting agents and for preventing pollution of soil and effluents.




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

               c)   Contingency plan as indicated in Clause 5.6.

               d)   Emergency plan as indicated in Clause 5.6.

          6.3 Unless as otherwise agreed upon by THE AFFILIATE, THE CONTRACTOR shall be responsible, during the term of this Agreement, for the maintenance, subject to normal wear and tear, of the facilities that it has put into service; and, at the appropriate time, but not later than the termination of this Agreement, for the abandonment of wells and for the cleaning and dismantlement of facilities that it has put into service. Such maintenance, abandonment, cleaning and dismantlement will be performed in accordance with Norms and Regulations.

          6.4 Perform, together with THE AFFILIATE, an Audit of Environmental Situation, in the Agreement Area, within a period not exceeding four (4) months from the Effective Date.

               The cost of the audit shall be paid by the Parties in equal parts. Such audit shall be performed by a juridical person designated by mutual agreement between the Parties, in writing and in accordance with the Venezuelan legislation governing the matter. This expenditure will be a Non-Capital Cost for THE CONTRACTOR.




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               THE CONTRACTOR shall not be liable for the preexisting
               environmental conditions. In the event the Ministry of the Environment and Renewable Natural Resources and/or the Ministry of Energy and Mines were to order the correction or recovery of the environment in the Agreement Area because of preexisting conditions, the execution of such activities will correspond to THE AFFILIATE.

               Prior to the Starting Date of Operations, THE CONTRACTOR shall perform an Environmental Impact Study as provided in the Environmental Organic Law, and the cost thereof shall be included as a Capital Cost in accordance with Clauses 18.5 and 18.11.

          6.5 Submit on time to THE AFFILIATE copies of all the geological, geophysical, drilling, well, production and any such data and reports as THE CONTRACTOR may obtain and compile during the term hereof and from time to time. THE CONTRACTOR shall provide on a routine and timely basis any such reports as are necessary for THE AFFILIATE to comply with the statutory and internal reporting requirements thereof, according to the formats provided by THE AFFILIATE, including, but not limited to, reports of the estimated Hydrocarbons remaining reserves and the Production at year end.




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



          6.6 Cooperate with and support THE AFFILIATE in obtaining any such third parties' permits and/or right of ways and/or servitude as are necessary for THE CONTRACTOR to reach or move inside the Agreement Area in order to perform the Operating Services provided hereunder. In order to obtain such permits, THE AFFILIATE shall be notified by THE CONTRACTOR, in writing, at least two (2) months in advance, of the precise indication of the zones affected by the Operating Services within the Agreement Area, as provided in the Work Program. At the end of each calendar month, an invoice shall be presented by THE AFFILIATE to THE CONTRACTOR expressing:

               a) any payment made by THE AFFILIATE concerning such permits and rights, in accordance with the rates THE AFFILIATE has to such purpose, together with the corresponding supporting vouchers.

               b) administration, organization and men-hours expenditures and costs incurred by THE AFFILIATE to obtain such permits and rights.

               Such amounts shall be reimbursed to THE AFFILIATE by THE CONTRACTOR within the forty-five (45) Days following the presentation thereof and shall be charged to the Capital Costs of THE CONTRACTOR.




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

          6.7 Give preference to goods and services produced in Venezuela or rendered by Venezuelans, provided they are offered under similar quality, price and availability conditions, when and in the amounts required.

          6.8 Pay any such taxes, contributions and duties as are required by the Venezuelan Laws and Ordinances. THE CONTRACTOR shall comply with the requirements of the law, specifically those concerning the filing of returns, determination and withholding of taxes, and maintenance and exhibition of books and records.

          6.9 Promptly respond to and pay the amounts owed, according to Clause 10 hereunder, and obtain and keep any such insurance policies as are required by said Clause 10.

          6.10 Subject to the terms and provisions hereunder, it shall:

               a) perform any such activities as are reasonably required to accomplish the purpose of this Agreement, according to Clause 1.5 and as detailed in the Work Program.

               b) custody and maintain any Hydrocarbons produced in the Agreement Area up to the corresponding




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

                    Transfer Points, as well as any other property, plant and equipment of THE AFFILIATE inside or outside the Agreement Area, which is under THE CONTRACTOR's guard and custody for the performance of the Operating Services, in a good and orderly condition, subject to normal wear and tear.

          6.11 Promptly after termination of this Agreement, deliver all those documents with data and reports, in original if they are available to THE CONTRACTOR, which have not been previously delivered to THE AFFILIATE.

          6.12 Comply with and cause its subcontractors to comply with:

               a) all the laws, regulations and any other applicable provisions in the Republic of Venezuela.

               b) all the norms set forth by THE AFFILIATE concerning its contractors, including, without limitation, safety, technical, operational, environmental and labor regulations, including specifically the Labor Collective Contract as interpreted by THE AFFILIATE, that is in force and applicable to the Venezuelan oil industry,




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

                    as notified to THE CONTRACTOR, during the term of this Agreement.

          6.13 While performing the Operating Services, it shall take the necessary steps for the conservation and safety of life, property, crops, vegetation, fishing and fisheries, navigation, protection of the environment, prevention of pollution, disposition of effluent waters, including sea pollution, and the personnel safety and health, taking all reasonably necessary precautions to minimize damages to the environment.

          6.14 Keep confidential and take all reasonable measures to make sure that its employees, Associated Companies, and subcontractors and its employees do not disclose to third parties, without the previous written consent from THE AFFILIATE, any information produced and/or obtained by THE CONTRACTOR in relation to the Operating Services and/or the Agreement Area, except when the information must be disclosed:

               a) To governmental authorities acting within the scope of their competence, which will be timely notified to THE AFFILIATE.

               b) In relation with requirements of stock exchanges where THE CONTRACTOR's or its Associated Companies' share or instruments are quoted.

               c) To Associated Companies, professional consultants, banks, or financial entities which reasonably require said information, provided these entities agree in writing to maintain such information strictly confidential.

          6.15 Obtain the authorization from THE AFFILIATE prior to publishing any information or publicity which is not in the public domain concerning the Operating Services and/or the Agreement Area. THE CONTRACTOR shall also demand from the subcontractors thereof to comply with this requisite.

          6.16 Make sure that all Hydrocarbons production transferred to THE AFFILIATE is of the quality specified in Appendix "A" and in the adequate volumes for reception in the facilities of THE AFFILIATE. It is understood that, during a test period of six (6) months counted from the Production Date, THE AFFILIATE shall receive the Crude Oil not meeting the quality specifications established in Appendix "A", and the treatment-related costs incurred therefor shall be charged to THE CONTRACTOR and imputed against future credits. These costs shall not be recovered by THE CONTRACTOR. The Natural Gas not meeting the quality specifications established in Appendix "A", subject to Clause 7.7, may be received by THE AFFILIATE under the same above conditions concerning Crude Oil.

          6.17 Retain control of every leased property and equipment and shall have the right to freely remove such property from the Agreement Area, except for those goods which, due to their fixed and permanent nature, become the property of THE AFFILIATE, without prejudice to THE CONTRACTOR's rights to continue using them for the Operating Services.

          6.18 Have equal rights as THE AFFILIATE to enter and exit the Agreement Area at any time, to and from the facilities inside, without interfering with the activities which THE AFFILIATE may be performing within the Agreement Area at the Effective Date.

          6.19 Have the right to use, and have access to, and THE AFFILIATE shall always make available, provided it is physically and legally possible, every geological, geophysical, drilling, well, production, and other information which THE AFFILIATE may now or in the future have concerning the Agreement Area, and provided that it is relevant and necessary to perform the obligations hereunder. THE CONTRACTOR shall keep confidential and take every reasonable step to make sure that its employees, Associated Companies, and subcontractors and their employees do not disclose to third parties, without prior written consent from THE AFFILIATE, any information directly or indirectly received by THE AFFILIATE hereunder.

          6.20 Be entitled to receive operating and capital fees on the basis of Production, as provided in Clause 8, during the term of the Agreement.

       7. RIGHTS AND OBLIGATIONS OF THE AFFILIATE

          In addition to the other provisions of this Agreement, THE AFFILIATE shall:

          7.1 Have title to all the Hydrocarbons produced and be responsible for the payment of the taxes and impositions related to the Production.

          7.2 Retain title to all original data and information resulting from the Operating Services, including, but not limited to, geological, geophysical, petrophysical, engineering, well logs and well completion reports and any other data compiled by THE CONTRACTOR during the term of this Agreement.

          7.3 As much as possible, cooperate with THE CONTRACTOR in order to facilitate the performance of this Agreement.

          7.4 Notwithstanding the obligations of THE CONTRACTOR hereunder, be entitled to inspect the activities of THE CONTRACTOR hereunder any time, and request all the information and reports it may consider appropriate.

          7.5 During the term of this Agreement, allow the use of the equipment and materials that, by virtue of this Agreement, shall become its property, only for the Operating Services hereunder, and, in the event THE AFFILIATE shall wish to use such equipment for any other purpose, it may do it to the extent that it does not interfere with THE CONTRACTOR in the performance of the Operating Services, and after consulting first with it. Furthermore, THE AFFILIATE shall have the right to access the Agreement Area to perform operations related to Hydrocarbons to the extent they do not interfere with the operations and Work Programs of THE CONTRACTOR.

          7.6 Unless Force Majeure circumstances are involved, take the guard and custody of all the Crude Oil production meeting the terms established hereunder, when THE

               CONTRACTOR makes it available at the Hydrocarbons Transfer Point, on or after the Production Date.

          7.7 Provided that THE AFFILIATE shall have agreed to receive specific volumes of Natural Gas, take the immediate custody of the volumes agreed when THE CONTRACTOR makes them available at the Gas Transfer Point. Unless otherwise agreed upon, THE AFFILIATE shall not be obliged to accept the custody of any amount of Natural Gas during the term of this Agreement.

               The Parties have agreed to the contrary of the provisions herein in the terms and conditions established in Appendix "A".

          7.8 Promptly pay to THE CONTRACTOR every applicable fee as set forth in Clause 8 and further in Clause 18.

          7.9 Exercise due diligence to negotiate and complete those agreements with third parties, land and real estate owners inside the Agreement Area as are necessary to obtain the right of entry or other reasonable rights required by THE CONTRACTOR to perform the Operating Services hereunder. Any right granted by third parties to THE AFFILIATE shall be extended to THE CONTRACTOR during the term of this Agreement. Any payment made by THE AFFILIATE concerning such permits and rights shall be reimbursed to THE AFFILIATE by THE CONTRACTOR within the forty-five (45) days following the submission of the supporting vouchers of such costs, which costs will be recovered by THE CONTRACTOR as Capital Costs.

          7.10 Maintain as confidential and take all reasonable measures to ensure that its employees and Associated Companies do not reveal to third parties, without the prior written consent of THE CONTRACTOR, information on know-how and technical, financial, or other information which is proprietary of THE CONTRACTOR or its subcontractors.

          7.11 Coordinate with THE CONTRACTOR, to the extent possible, the publication of information or publicity not in the public domain relating to the Operating Services, provided that THE AFFILIATE has control over these actions.

       8. COMPENSATION OF THE CONTRACTOR

          8.1 THE CONTRACTOR shall be compensated every Quarter on the basis of the volume of Hydrocarbons transferred to THE AFFILIATE at the Transfer Points, from and including the Production Date, as set forth in Clause 18.

          8.2 The fees for services Of THE CONTRACTOR, including the recovery of operating costs, will be paid as Operating Fees on the basis of the volume of Hydrocarbons transferred to THE AFFILIATE, as set forth in Clause 18.

          8.3 The Capital Costs (and Non-Capital Costs incurred prior to the Production Date that are included in the Capital Costs) may be recovered as Capital Fees on the basis of the volume of Hydrocarbons transferred to THE AFFILIATE, as set forth in Clause 18.

          8.4 The Incentives for Production Increases will be paid as established in Subclause 18.17.

          8.5 The Parties understand that THE AFFILIATE and THE CONTRACTOR are subject to the Law on the Value Added Tax ("IVA") and to the regulations thereunder, as they may be amended from time to time, in relation with the services to be rendered and the compensation and reimbursement to be paid, under this Agreement. In accordance with the regime in force, THE AFFILIATE will pay THE CONTRACTOR, in Bolivars, the IVA amounts that THE CONTRACTOR must pay to the Government in relation to the services rendered and corresponding compensation under this Agreement. THE AFFILIATE shall pay this amount to THE CONTRACTOR within the terms established by Law for the payment of IVA by

               THE CONTRACTOR to the Government, through deposits in an amount and bank designated by THE CONTRACTOR, unless otherwise agreed. The amount of IVA to be paid by THE AFFILIATE to THE CONTRACTOR in independent from and in addition to the compensation and the reimbursements due for payment to THE CONTRACTOR in accordance with Clauses 8.1 through 8.4 and Clause 18 of this Agreement.

       9. PAYMENTS

          9.1 Except as otherwise specifically provided hereunder, all payments due to THE CONTRACTOR shall be made exclusively in Dollars of the United States, or, as decided by the Parties, in any other currency acceptable to THE CONTRACTOR, at a foreign bank to be agreed upon by the Parties, unless otherwise agreed.

               Any Capital Cost and any Non-Capital Costs prior to the Production Date incurred in Bolivars shall be paid in Dollars reconciled at the average exchange rate for the sale of that currency, established by the Banco Central de Venezuela on the date such Costs were incurred. Whenever these costs shall have been incurred in any currency other than Bolivars and Dollars, they shall be converted to Dollars at the exchange rate prevailing for the sale of this currency established by the Chase Manhattan Bank, New

               York, Hew York, at 11:00 a.m. on the date the costs were incurred.

          9.2 Every payment required as established hereunder shall be made on or before the end of the second calendar month following the Quarter object of the specific invoice.

               To such purpose, an updated invoice and two (2) copies reflecting the Capital Costs and Operating Fees, supported with statements of account, shall be submitted by THE CONTRACTOR to THE AFFILIATE within the first fifteen (15) Days following the end of the corresponding Quarter. THE CONTRACTOR must submit any additional documentary support as is required by THE AFFILIATE, including, without limitation, any pertinent invoice, contract and record. THE AFFILIATE shall be entitled to object to such invoice, indicating the reasons for its objection, and, in the event an objection were made within twenty-one (21) days from the receipt of the invoice by THE AFFILIATE, the payment of any disputed amount shall be delayed until the objection is duly settled by the Parties.

               The payment of an invoice by THE AFFILIATE shall not be considered a waiver by THE AFFILIATE of the right to submit a future objection or claim, or of any other right THE AFFILIATE may have concerning such payment. It is understood that the disputed amounts shall not accrue any interest whatsoever.

     10.  LIABILITIES, INDEMNITIES AND INSURANCE

          10.1 THE CONTRACTOR shall be liable for all injuries (including death) of its employees and/or those of its subcontractors, servants, agents and/or representatives thereof; and/or for the loss or damage to the properties of THE CONTRACTOR and/or its subcontractors and/or the properties of its employees, servants, agents and/or representatives and/or the properties of the employees, servants, agents and/or representatives of its subcontractors, unless it demonstrates that the harm or loss or damage is due to a non-imputable cause.

          10.2 Subject to the provision of Clause 10.20 of this Agreement, THE CONTRACTOR shall be liable for every loss and/or damage to the facilities, materials and equipment, whether they are inside the Agreement Area or otherwise, of THE AFFILIATE, provided that they are under the guard and custody of THE CONTRACTOR as set forth hereunder, resulting from the performance by THE CONTRACTOR and/or its subcontractors of any activity hereunder.

          10.3 THE CONTRACTOR shall be liable for any loss and/or damage to the properties Of THE AFFILIATE (other than those of THE AFFILIATE referred to in Clause 10.2) resulting from the willful misconduct or grossly negligent acts or omissions of THE CONTRACTOR and/or its subcontractors, and/or Associated Companies.

          10.4 THE CONTRACTOR shall be liable for:

               a) Every loss and/or damage to the properties of third parties and/or every injury (including death) to any person, which occurs on the occasion or as a result of the performance of this Agreement.

               b) Every damage to natural resources, except Crude Oil, Natural Gas, and other minerals in situ, before their extraction to the surface (but not excepting those damages caused by willful misconduct or gross negligence) and every damage to the environment, including, but not limited to, damage or destruction of marine resources, wildlife, timber resources, estuaries, streams or bodies of water, oceans, land or air or any other damage which occur on the occasion or as a result of the performance of this Agreement.

                    In case of loss of Hydrocarbons for reasons imputable to THE CONTRACTOR or its subcontractors (that is, excluding losses caused by Force Majeure or imputable to third parties), THE CONTRACTOR shall be responsible vis-a-vis THE AFFILIATE for the market value of the Hydrocarbons actually lost (excluding recovered Hydrocarbons), minus THE CONTRACTOR's compensation established in Clause 8 that THE AFFILIATE would have paid to THE CONTRACTOR should those Hydrocarbons have been delivered to it at the corresponding Transfer Point. THE CONTRACTOR shall pay the corresponding amounts within thirty (30) Days from the presentation of an invoice by THE AFFILIATE.

               c) Any fine or sanction that is imposed on the occasion or as a result of the performance of this Agreement, without prejudice to the right to submit administrative or judicial claims provided by law.

                    The liability of THE CONTRACTOR, referred to in paragraphs
                    a) and b) of this Subclause, is without prejudice to its right to demonstrate the intervention of a non-imputable cause.

          10.5 THE CONTRACTOR shall hold harmless and indemnify THE AFFILIATE from and against any action, cause of action, damages, claims and suits whatsoever, whether at law or in equity, sentences, including costs and legal fees that may be rendered against THE AFFILIATE, arising from any incident referred to in Clauses 10.1, 10.2, 10.3 and 10.4 hereof, based on the terms and subject to the exceptions established therein.

          10.6 THE CONTRACTOR shall hold harmless and indemnify THE AFFILIATE from and against any loss, damage and expenses, including attorney fees arising from any claim for infringement of a patent, copyright or other existing similar rights or to be granted, with respect to or arising out of the activities carried out by THE CONTRACTOR or its subcontractors hereunder, the manufacturing, incorporation or use of any material or equipment and/or any technique used in such activities.

          10.7 THE CONTRACTOR shall indemnify, defend and hold harmless against any lien and claim over the property of THE AFFILIATE and the materials, equipment or structures, or the premises on which they are located, provided these liens and claims are not imputable to THE AFFILIATE and they arise from or in connection with the activities developed by THE

               CONTRACTOR or its subcontractors hereunder, including, but not limited to, workers, materials and other services to be rendered by THE CONTRACTOR or its subcontractors or suppliers hereunder.

          10.8 THE CONTRACTOR shall defend and indemnify THE AFFILIATE against any claim, action, loss or damage that may affect THE AFFILIATE resulting from the failure of THE CONTRACTOR to comply with the obligations hereunder.

          10.9 THE AFFILIATE shall include THE CONTRACTOR as co-insured in the following corporate policies: All Risk Construction, Properties (fire, explosion, lightning, earthquake, Comprehensive Civil Liability and Control of Wells) and will include the insurers' waiver to its right to surrogate itself, in relation to the co-insured.

               THE CONTRACTOR shall reimburse THE AFFILIATE for any additional cost to the insurance premiums due to the above, and such costs shall be recovered as a Capital Cost, as defined in Clause 18 herein.

         10.10 THE AFFILIATE shall defend and indemnify THE CONTRACTOR against any loss or damage to the properties of THE AFFILIATE covered by the corporate insurance policies of THE AFFILIATE, without prejudice to the provisions of Clauses 10.2 and 10.3 above.

         10.11 THE AFFILIATE shall defend and indemnify THE CONTRACTOR against any loss or damage resulting from any action taken by THE AFFILIATE with its own resources under the circumstances and as provided in Clause 5.6 of this Agreement,

         10.12 THE CONTRACTOR may carry, under terms and with insurance companies satisfactory to THE AFFILIATE, the following insurance policies during the term of this Agreement:

               a)   All Risk Construction.

               b)   Properties.

               c)   Insurance on Wells Control, including:

                    - Cost of Control (including the cost of control of
                      underground blowout)

                    - Redrilling Expenses

                    - Extraordinary Redrilling Expenses

                    - Expenses for Making Well Safe

                    - Expenses for Preparing and Conditioning

                    - Deliberate Well Firing

                    - Clean-up, Containment and Pollution

               The amounts to be covered under the insurance policies shall be equal to the applicable deductibles under the policies referred to in Clauses 10.9 and 10.10 hereunder and in accordance with the variations they suffer from time to time. Furthermore, it may carry insurance for the excess if it considers it convenient.

               THE CONTRACTOR may take out, additionally, other insurance policies which it considers convenient in relation with the Operating Services. The premiums of said policies will be considered as Capital Costs if they are approved as part of the Budget included in the corresponding Work Program.

     10.13 THE CONTRACTOR shall further carry and maintain the following insurance policies under terms and with insurance companies satisfactory to THE AFFILIATE during the term of this Agreement:

               a) Motor Vehicles Liability Insurance covering motor vehicles owned, leased or used by THE CONTRACTOR, in accordance with Venezuelan legislation.

               b) Workers' Compensation and Employer's Liability Insurance
                  covering the obligations of THE CONTRACTOR with respect to its personnel.

               c) Any other insurance policy as THE AFFILIATE may require from time to time according to its corporate policies or the nature and location of the Operating Services.

               d) Third Party Liability Insurance, including death or injury to persons and accidents and/or damages to the property, including properties of THE AFFILIATE.

               The amounts to be covered by the insurance policies shall be determined as part of the annual Budget included in the corresponding Work Program approved by THE AFFILIATE.


     10.14 The insurance policies carried and maintained by THE CONTRACTOR referred to in Clauses 10.12 and 10.13 shall name THE AFFILIATE and Petroleos de Venezuela, S.A. as co-insured and include a waiver of the rights of the insurer to subrogation in relation to the co-insured.

               THE CONTRACTOR shall provide THE AFFILIATE with certificates or other documentary evidence showing that such insurance is maintained as required hereunder and that the premiums thereof have been duly paid.

     10.15 Except as otherwise expressly provided in this Clause 10, the obligations of THE CONTRACTOR hereunder shall not be restricted, limited nor altered by any provision, stipulation or arrangement with respect to the insurance policies, deductible or limitation of insurance coverage, nor by any approval of the insurance policies by THE AFFILIATE.

     10.16 THE CONTRACTOR shall obtain and furnish a guaranty issued by a bank or insurance company satisfactory to THE AFFILIATE, to guaranty the proper performance by THE CONTRACTOR of all the legal obligations towards employees. Such guaranty shall be in accordance with the format to be furnished by THE AFFILIATE and cover the amount to be determined by THE AFFILIATE prior to the Starting Date of Operations and shall be in force, through annual renewals, as from the Starting Date of Operations until fourteen
               (14) months after the termination of this Agreement.

     10.17     Except as otherwise provided in the second paragraph of Clause
               10.9 and the insurance premiums as determined in the annual Budget approved by THE AFFILIATE, any cost, expense or debt that may arise according to this Clause 10 may not be recovered by THE CONTRACTOR as part of the Capital Cost.

     10.18 Neither Party shall be liable before the other for indirect damages or lost profits resulting from the breach of their respective obligations hereunder.

     10.19 For the purposes set forth in Clauses 10.9, 10.10, 10.12, 10.13, and 10.20, the deductibles and maximum coverage amounts in force as of the Effective Date of the Agreement are specified hereafter:

                               DEDUCTIBLES   MAXIMUM COVERAGE
                                 (U.S.$)      AMOUNT (U.S.$)
                               -----------   ----------------
Properties                          *

-  Fire  and  other                                   *

-  Earthquake                                         *

-  Sabotage and Terrorism                             *

-  Removal of Debris                                  *

-  Extinction Expenses                                *

-  Clean Expenses                                     *

Third Party Comprehensive
Liability                           *                 *

Control of Wells                    *                 *

Construction Risk

-  Construction per
   Contract                         *                 *

-  Third Party Liability            *                 *

-  Other Adjacent
   Properties                       *                 *

-  Transportation                   *                 *

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

               The above amounts are subject to modification. THE AFFILIATE will notify THE CONTRACTOR, in writing, the modifications to such amounts.

     10.20 THE CONTRACTOR and/or its subcontractors and/or Associated Companies shall be responsible for losses and damages, up to the [amount of] the deductible of THE AFFILIATE's corporate insurance policies. THE CONTRACTOR and/or its subcontractors and/or Associated Companies may exonerate themselves of responsibility for payment of losses or damages that exceed the coverage of such policies, provided they demonstrate they acted diligently. Any other losses or damages not covered by the policies mentioned in this clause will be indemnified in accordance with applicable law.

     10.21 The provisions of this Clause 10 concern the relationship between the Parties, and they have been agreed without prejudice to the rights and obligations of each Party with respect to third parties.


11.  PROPERTY

     11.1 THE AFFILIATE shall obtain exclusive title to every operating facility, goods and/or equipment which is a Capital Cost used by THE CONTRACTOR to perform the activities hereunder, except any such real property located outside the Agreement Area, or movables located either inside or outside the Agreement Area, provided that THE AFFILIATE shall have specifically authorized THE CONTRACTOR or its subcontractors to retain title to such property, for reasons of economy or practical convenience.

               Notwithstanding the above, THE CONTRACTOR and its subcontractors thereof shall retain title to any movables introduced in the Agreement Area by THE CONTRACTOR to be temporarily used or for a specific temporary purpose.


     11.2 THE CONTRACTOR shall include in the Work Programs and shall submit to the approval of THE AFFILIATE the leasing plans of the movables and real property which qualify as Capital Costs and are required for the performance of the activities hereunder, as well as the justification thereof. THE AFFILIATE reserves the right to approve or disapprove such request.


     11.3 The ownership of any technology and/or know-how, whether patented or not, as THE CONTRACTOR may specifically develop during the performance of the Operating Services shall be common to THE AFFILIATE and THE CONTRACTOR. Notwithstanding such common ownership, both THE AFFILIATE and THE CONTRACTOR and their Associated Companies shall have the right to use such technology in their own operations at no cost to them. All the information concerning the technology and/or know-how shall be delivered to THE AFFILIATE by THE CONTRACTOR.

               Any disclosure of such technology or know-how to a third party other than the Associated Companies of THE AFFILIATE and THE CONTRACTOR, whether for a consideration or not, shall be subject to THE CONTRACTOR and THE AFFILIATE entering into a previous written agreement for such purpose.

12.  ARBITRATION

     12.1 Any dispute or controversy related to this Agreement that the Parties cannot settle shall be finally resolved through arbitration in the City of Caracas, Venezuela.

     12.2 The arbitration board shall be conformed by three (3) arbitrators. Each Party will appoint one (1) arbitrator, who will jointly appoint the third arbitrator within thirty (30) Days from the appointment of the second arbitrator. The arbitration shall be awarded pursuant to the Applicable Law, but the process shall be governed by the Rules of the International Chamber of Commerce ("ICC") in force on the Effective Date.

     12.3 The provisions of this Clause 12 will survive the termination of this Agreement.

13.  EMPLOYMENT AND TRAINING OF PERSONNEL

     13.1 THE CONTRACTOR shall obtain, hire, pay and maintain all the supervisory and administrative personnel, all the skilled and non-skilled labor, including any personnel hired abroad, as is necessary to perform the Operating Services. THE CONTRACTOR shall only hire persons who are physically and mentally fit and technically competent. As soon as the personnel is hired, THE CONTRACTOR shall be responsible for the transportation thereof from the point of origin to the locations of the Operating Services in Venezuela. THE CONTRACTOR shall further be responsible for the return transportation of such personnel to the points of origin. THE CONTRACTOR shall pay all the expenses related to such personnel, including, but not limited to, any expense incurred in obtaining the passport, visa and solvency; hiring expenses; transportation costs and travel expenses. THE AFFILIATE shall not be responsible for providing housing, goods or services for the performance of the Operating

               Services to THE CONTRACTOR, its contractors or its subcontractors.

     13.2 THE CONTRACTOR agrees to hire qualified personnel for its operations, and, once Production begins, it shall undertake the training of Venezuelan personnel required to fill in labor and staff positions, including administrative and management executive positions.

     13.3 Costs and expenses incurred in the training of personnel outside the regular scope of operations shall be included in Capital Costs, provided that the adequate provisions shall have been made in the Work Program.

     13.4 THE CONTRACTOR is bound to protect, defend and indemnify THE AFFILIATE against any claim, demand, damage, obligation, cost and expenses whatsoever resulting or derived from the labor or work contracts of THE CONTRACTOR, or from any applicable law, decree or regulation, pertinent or related to such employment, or the breach of such contracts, laws, decrees or regulations.

14.  ACCELERATED TERMINATION

     If at any time after completing the Minimum Work Program for the first thirty-six (36) months of the Agreement THE CONTRACTOR were to find evidence of no Crude Oil in the Agreement Area, or that the potential Crude Oil bearing formations as exist or as are likely to be found are not capable of commercial production because of the possible investment or necessary expenses required to undertake such exploitation, THE CONTRACTOR may request THE AFFILIATE, in writing, to approve the accelerated termination of this Agreement within sixty (60) Days following the date of such request.

     All the data and information as THE CONTRACTOR may produce to support its claim that the Agreement Area is not susceptible to Production must be attached to the request.

     Furthermore, THE CONTRACTOR shall promptly provide any additional data and information as may be required by THE AFFILIATE to better support the claim of THE CONTRACTOR.

     Any refusal by THE AFFILIATE to approve the termination of the Agreement under these conditions may not be unreasonable.

15.  ACCOUNTING AND AUDITS

     15.1 All the books and records of THE CONTRACTOR pertinent to the operations hereunder shall be kept on a calendar-year basis, abide by the Applicable Law and be available to be audited by THE AFFILIATE, subject to prior ten (10) Day advance notice.

              THE CONTRACTOR must further comply with any reasonable special instructions or requirements concerning the operations hereunder as are indicated by THE AFFILIATE with relation to the books and records thereof and the invoicing processes, budget and preparation of financial statements.

     15.2     Any time during the term of this Agreement, subject to prior ten
              (10) Day advance notice, THE AFFILIATE shall have the right to inspect and audit all the books and accounting of THE CONTRACTOR, with respect to any Agreement Year, within five (5) years following the end of such Agreement Year, whether directly or through independent accountants specifically engaged for that purpose. THE CONTRACTOR shall include in every subcontract entered into with respect to this Agreement provisions granting THE AFFILIATE the same auditing rights as are granted hereunder.

              THE CONTRACTOR shall keep and have available to THE AFFILIATE all the books, records and papers and shall cause its subcontractors to keep any such records, papers and books as are related to all the activities hereunder, so that THE AFFILIATE may exercise the rights granted hereinabove.

16.  ASSIGNMENT

     16.1 Neither Party shall have the right to assign or delegate their rights or obligations hereunder without previous consent in writing from the other Party, except that:

              a) Either Party may execute such assignment or delegation to an
                 Associated Company, provided that the assignor or delegating Party shall remain responsible for the proper and correct performance of its obligations hereunder.

              b) THE CONTRACTOR may subcontract any part of its operations or activities hereunder, provided that the subcontracts shall be subject to reasonable market conditions and shall be awarded to subcontractors who are technically and financially reliable. THE CONTRACTOR shall further be responsible for the performance of such subcontractors as if the activities were performed by THE CONTRACTOR itself.

     16.2 Unless otherwise agreed upon by the Parties, any subcontract referring to Capital Costs that in the aggregate exceeds the
              amount of     *     of the United States
              (U.S.$     *     ) or an equivalent amount in any other currency
              shall be subject to a previous written consent by THE AFFILIATE.

     16.3 Except when duly justified for economic and technical reasons, THE CONTRACTOR shall award all subcontracts referred to in Clause
              18.8 on the basis of a competitive process of selection. To such purpose, THE AFFILIATE and THE CONTRACTOR shall establish within three (3) months following the Effective Date the documents containing the subcontracting, operating, accounting and invoicing procedures that are necessary for the adequate performance of this Agreement.

17.  OTHER PROVISIONS

     17.1 Every notice required or given by either Party to the other shall be deemed to have been received when delivered in writing at the address of the addressee.

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

              Any such notices shall be address to:


              THE CONTRACTOR                      THE AFFILIATE

              COMPANIA OCCIDENTAL DE              MARAVEN, S.A.
              HIDROCARBUROS, INC.                 Av. La Estancia
              Av. Francisco de Miranda            Edif. Maraven
              Edif. EASO, Mezzanina-Ofic. A       Chuao, CARACAS 1060
              Chacaito, CARACAS, 1050             Venezuela
              Venezuela                           Attn.:  Gerente de
              Attn.:    Gerente General                   Exploracion
                                                          y Produccion


              Either Party may substitute or change the address upon written notice to the other Party.


     17.2 Considering the characteristics and nature of the Operating Services to be performed hereunder, the provisions set forth in Decree No. 1821 dated August 30, 1991, shall not apply to this Agreement. Therefore, every term and condition established herein shall be considered to be special contracting condition for the purposes of the above-mentioned Decree No. 1821.

     17.3 Without prejudice to the obligations of THE CONTRACTOR provided in Clause 10 herein, any fault or delay by either Party in the fulfillment of their obligations or duties hereunder shall be excused only to the extent attributable to Force Majeure.

     17.4 In the event the operations were delayed, restricted or prevented by reason of Force Majeure, the term of this Agreement and every right and obligation hereunder shall be extended for a period of time equal to the period affected by the Force Majeure, up to a maximum of five (5) years.

     17.5 The Party whose ability to comply with its obligations is so affected shall notify the other Party in writing, indicating the cause, and both Parties shall exercise their reasonable endeavors to cease or mitigate the effects of such cause, as the case may be.

     17.6 Except as otherwise provided hereunder, the agreements and pacts established in Clauses 6.3, 6.8, 6.9, 6.11, 6.14, the confidentiality obligations set forth in Clause 6.19 and any such agreements and pacts as are provided in Clauses 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.16, 11.3 and 15.2 shall survive the termination of this Agreement in relation with information received or events which occurred during the term thereof, until they are completely satisfied as provided therein.

    17.7 No provision in this Agreement shall constitute THE CONTRACTOR, or any of its employees, sub-contractors, or agents, an agent, representative or employee of

              THE AFFILIATE. THE CONTRACTOR shall be an independent contractor and shall be responsible for and have the control over the details and means for performing the Work Program. Any provision herein granting THE AFFILIATE the right to direct THE CONTRACTOR as to the details of the performance of the work or to exercise a control mechanism over THE CONTRACTOR shall not be construed to reduce or release the obligations of THE CONTRACTOR hereunder.

              THE CONTRACTOR is an autonomous company, and its personnel is hired for its exclusive account. As the employer, THE CONTRACTOR is solely responsible for the performance of the obligations assumed towards its personnel by virtue of the Labor Organic Law and the regulations thereof, the Social Security Law and the regulations thereof, the INCE Law and the regulations thereof and any other law, regulation, decree, resolution or order passed by the competent authority, and by virtue of the individual or collective contracts entered into with its personnel. Should THE AFFILIATE be forced to pay an amount of money for any concept, by virtue of a claim filed by any worker of THE CONTRACTOR before the judicial authorities or labor administrative authorities or other, or by professional associations, unions or by third parties, whether Venezuelan or foreigner against THE CONTRACTOR and/or THE AFFILIATE, THE

              CONTRACTOR shall immediately reimburse THE AFFILIATE every such payment. THE AFFILIATE is authorized by THE CONTRACTOR to deduct such amount from any amount as may be owed by THE CONTRACTOR to THE AFFILIATE.

              It is agreed by the Parties that THE CONTRACTOR shall be responsible for settling, under acceptable terms and at its own discretion, any strike or act planned by the workers of the CONTRACTOR, provided that such situation shall not affect THE AFFILIATE or the Venezuelan Oil Industry, and, in such event, THE AFFILIATE and THE CONTRACTOR shall jointly seek solutions to remedy the situation as soon as possible.

    17.8 It is the intention of the Parties that common reservoirs that may exist in the Agreement Area and other adjacent areas be the subject of unified extraction agreements. The Parties will dedicate their efforts to achieve such agreements.

18. ACCOUNTING PROCEDURES

    18.1 The following provisions set forth to implement the payment of fees between THE CONTRACTOR and THE AFFILIATE are solely and only for the purpose of calculating the fees of THE CONTRACTOR. Both THE AFFILIATE and THE CONTRACTOR shall be responsible for the Venezuelan taxes pursuant to the Venezuelan tax laws in force, and nothing in this Clause 18 shall be construed in any way to be contrary to such laws and regulations.

    18.2 Definitions: The provisions of this Clause 18 shall be followed and observed in the compliance of the obligations of each Party hereunder. The definition and terms in this Clause 18 shall have the meanings herein indicated.

    18.3 Accounting and Records: The records and accounting books of THE CONTRACTOR shall be kept according to accounting systems generally accepted and recognized, consistent with the current practices and procedures of the oil industry (PDVSA and its Affiliates) and according to the Venezuelan practice.

              In the event of any inconsistency or doubt between the accounting systems and practices generally accepted and the current procedures of the oil industry, the Parties must solve them by mutual agreement taking into consideration the Accounting Norms and Procedures from PDVSA which have been notified to THE CONTRACTOR. THE CONTRACTOR shall organize and prepare reports for the use of THE AFFILIATE in the performance of its responsibilities hereunder.

    18.4 Non-Capital Costs: Non-Capital Costs are those reasonable and necessary expenses actually incurred by THE CONTRACTOR, related to the current year operations, provided that they are included as Non-Capital Costs in the pertinent Budget.

              The Non-Capital Costs include, but are not limited to, the following:

              a) Labor, materials and services used in daily oil operations, including field facilities operations, secondary and tertiary recovery and other enhanced recovery operations, storage, handling, hauling and processing operations, measurement, and other operational activities, including surface and subsurface equipment repair and maintenance.

              b) Office, services and general administration of main and field offices in Venezuela, general services, including technical and related services, tangible services, hauling, lease of special or heavy equipment, personnel expenses, public relations and any other expenses incurred abroad which do not qualify as a Capital Cost in accordance with this Agreement.

              c) Auxiliary or temporary facilities having less than one (1)
                 year of [useful] life.

              d) Every technical or managerial cost other than those
                 specifically covered in Clause 18.5.

   18.5 Capital Costs: Capital Costs are those reasonable and necessary disbursements actually made by THE CONTRACTOR for items that normally have a useful life beyond the year they are incurred, provided they are included in the pertinent Budget as Capital Costs and, further provided, in the case of equipment and/or facilities, that they already be located in the Agreement Area.

              The Capital Costs include, but are not limited to, the classification described herein:

              a) Drilling of wells: all tangible and intangible costs for drilling of wells, including drilling of test, delineation, [and] injection wells, as well as the initial construction of access roads leading to the wells.

              b) Rehabilitation of wells: All the tangible and intangible costs for the rehabilitation of wells, including redrilling or recompletion of wells, initial installation of artificial lifting equipment, changes of producing intervals, initial gravel packing, stimulations and fractures. Every other rehabilitation shall be considered a Non-Capital Cost.

              c) Construction of Service [facilities]: Workshops, energy and water facilities, warehouses and field roads. Cost of oil piers and anchorages, treatment plants and equipment, systems of secondary and/or enhanced recovery, gas plants and steam systems.

              d) Production facilities, including the costs for fuel, hauling and supplies for construction outside the Agreement Area and installation in the Agreement Area, and other construction costs incurred for the erection of platforms and installation of piping, wellhead equipment, subsurface lifting equipment, production tubing, sucker rods, surface pumps, flow lines, gathering equipment, delivery lines and storage facilities, excluding costs relating to the personnel that will be in charge of operating such facilities.

              e) Equipment: Drilling and surface and subsurface production tools, equipment and instruments, bares, floating equipment, automotive equipment, aircraft, construction equipment, furniture and office equipment, and miscellaneous equipment.

              f) Personnel, materials and services used in aerial, geological, topographical, geophysical and seismic surveys; core drilling and other non-routine surveys related to production maintenance.

              g) Certain annual costs, including insurance costs, import duties related to capital items, any national, state, local or municipal taxes, other than Venezuelan Income Tax and taxes which provide tax credits against Venezuelan Income Tax, certificate of occupancy and rights of way, land or real property rentals and the costs of any geological or geophysical information acquired, independent technical studies and independent reserve estimates reports and training of Venezuelan labor and professional staff outside the normal scope of operations.

              h) Labor, materials and services associated with Capital
                 projects, and reasonable amount of spare parts and material inventory associated with Capital projects.

    18.6 Overhead Allocation: No general overhead costs incurred outside Venezuela shall be included as Capital or Non-Capital Costs. Only those costs qualifying as Capital Costs and covered by specific agreements approved by THE AFFILIATE shall be recovered as Capital Costs.

    18.7 Unrecovered Capital Costs and Interests: The Unrecovered Capital Costs are that portion of the total Capital Costs spent up to the end of the previous Quarter that, complying with the conditions established hereunder, have not yet been recovered as Capital Fees.

              The total Unrecovered Capital Costs as of the end of the preceding
              Quarter may accrue interest at                *
              rate corresponding to five (5) working days previous to the beginning date of the considered Quarter or the previous Friday, if such date happens to be either a Saturday, Sunday or a holiday in the United States of America. The referenced rate shall be the average of the rates provided at 11:00 a.m. (New York time) by the following banks, Chase Manhattan Bank, Bankers Trust and Bank of Tokyo. Such interest (hereinafter called "Interest Rate") shall be paid as provided in Clause 18.12.

    * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

    18.8 Except where inconvenient from the economic and practical point of view, any agreement with third parties for the acquisition of capital goods, technical or other services to be considered as Capital Costs or as Non-Capital Costs prior to the Production Date shall be awarded on the basis of competitive tenders, always trying to assure costs not exceeding the prevailing market levels.

              In the event that the services or leased equipment were supplied by Associated Companies of THE CONTRACTOR, only such costs as are the lower of,

              a) the net cost of services rendered or equipment leased for the
                 Associated Companies of THE CONTRACTOR which provided them; and

              b) the standard commercial fee charged by third parties for supplying such goods and services

              will be recognized.

    18.9 After establishing the Production Date, THE CONTRACTOR shall recover all the costs and fees every quarter as set forth in the terms and conditions herein and as further specified, on the basis of the volume of Hydrocarbons transferred to THE AFFILIATE at the Points of Transference, measured in accordance with the norms ruling the matter.

    18.10 All the Costs of THE CONTRACTOR other than Capital and [other than] Non-Capital Costs prior to the Production Date, including but not limited to operating costs and fees for the services of THE CONTRACTOR, may only be recovered through the Operating Fees ("OPFee").

              The OPFee shall be calculated according to the Crude Oil Production delivered to THE AFFILIATE.

              If the volume of Crude Oil Production delivered to THE AFFILIATE
              is          *         the OPFee is equal to       *         .

              If the volume of Crude Oil Production delivered to THE AFFILIATE
              is        *       , the OPFee shall be calculated according to
              the following formula:


                                       *


              If the volume of Crude Oil Production delivered to THE AFFILIATE
              is       *       , the OPFee shall be calculated according to the
              following formula:


                                          *

    * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

  WHERE:



                                 *


                                 *

                     *

                     *

                     *

                     *

                     *

              The OPFee shall be subject to adjustments after the Quarter that includes the Effective Date hereof as follows:

              As of the Quarter following the one that includes the Effective Date hereof, the "$/Barrel OPFee" of THE CONTRACTOR shall be adjusted for inflation every Quarter, so that the OPFee shall reflect an adjusted value every succeeding Quarter.

              The inflation adjusted $/Barrel OPFee formula shall be determined according to the following formula:

              * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                   *




                   *

                   *

                   *

                   *


                   *

----------------
(*) The inflation index applicable in determining the OPFee adjusted for any Quarter after the first Quarter subsequent to the Effective Date hereof shall be the "Special Index-Energy" (unadjusted) of the "Consumer Price Index" for all "Urban Consumers" (CPI-U), United States City Average (based period 1982-1984 = 100) of the "Summary Data from the Consumer Price Index News Release" as published every month by the "United States Department of Labor Statistics, Washington, D.C. 20212."

    Should the inflation index, as indicated every month in the "News Release" described above suffer corrections at any time after its publication and utilization for OPFee adjustments, a suitable reconciliation to the invoices of the following Quarter shall be applied.

    Should the index of the base period (1982-1984 = 100) be revised, it must be clear that the intent of this indexing provision is to adjust the OPFee in proportion to the average price level in the Previous Quarter to the Quarter being invoiced, by using the information of the three (3) months of the Current Quarter and that of the three (3) months of the Previous Quarter.

    * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

              The procedures hereinabove described shall be applied subsequent to the Effective Date hereof.

    18.11 Capital Costs (and Non-Capital Costs prior to the Production Date, that by definition are Capital Costs), shall be recovered as Capital Fees (CFee). It being understood that Capital Fees (CFee) [are the] cumulative recovery of Capital Costs accounted for up to the end of the Quarter being invoiced, calculated by the straight-line method over ten (10) years. It is understood that, under no circumstances, the compensation formula herein established will give rise to a double recovery of any Capital Cost.

              The Capital Costs incurred after the tenth (10th) Year of the Agreement shall be recovered by the straight-line method, during the remainder of the time the Agreement is in force, provided that the Maximum Total Fee ("MTF") so permits.

              The recovery of the CFee for Capital and Non-Capital Costs prior to the Production Date shall be calculated as of the Production Date.

    18.12 The interest referred to in Clause 18.7 may be charged and recovered as part of Capital Costs and

              Non-Capital Costs in the aggregate of Unrecovered Capital Costs, as follows:


              *


              *

              *

              *

              No interests on the Capital Costs prior to the Production Date shall be accrued nor paid. Even though the interests shall be treated as part of the Capital Costs in the recovery process, no interests shall be accrued by such interests.

     18.13 The total compensation to be received by THE CONTRACTOR in any Quarter, as set forth in Clauses 18.10, 18.11 and 18.12 shall not exceed the amount of $/bbl equal to the Maximum Total Fee (MTF) adjusted as established below.

     * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

              The initial Maximum Total Fee (MTF) payable by THE AFFILIATE in
              any Quarter shall be   *   US$/Bbl adjusted according to the
              following paragraphs:

              The Maximum Total Fee (MTF) payable by THE AFFILIATE in any Quarter shall be subject to indexation so that the adjusted value shall be reflected by the MTF for the subsequent Quarters. Such indexation adjustment shall be based on the variation upwards or downwards in the Price of a Basket of Products ("PCP") applicable to light, medium or heavy crudes, as corresponding in accordance with the gravity of the Hydrocarbons delivered to THE AFFILIATE, according to the price formulas stated below:

              LIGHT CRUDE is the one the gravity of which is higher or equal to 30 degrees API,

              MEDIUM CRUDE is the one the gravity of which ranges between 21.9 degrees and 29.9 degrees API,

              HEAVY CRUDE is the one the gravity of which is lower than 21.9 degrees API.

              The PCP for LIGHT CRUDES shall be calculated according to the following formula:

                                       *

              * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

              The PCP for MEDIUM CRUDES shall be calculated according to the following formula:

                                          *

              The PPB for HEAVY CRUDES shall be calculated according to the following formula:

                                          *



                                          *





              Should any of the components of the basket of products not be published on a routine basis, or should an anomalous quotation appear, the Parties shall meet to agree upon a revised Basket of Products in order to determine the indexation of the Maximum Total Fee.

              * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

              The initial Maximum Total Fee (MTF) as specified above shall be adjusted according to the formula stated below, so that, to adjust the MTF, the first Current Quarter shall be the first Quarter of 1993 and the first Previous Quarter shall be the fourth Quarter of 1992, so that each succeeding Quarter reflects the adjusted level:

                                            *

              WHERE:

                                            *

                                            *

                                            *

                                            *

              * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

    18.14 Any unrecovered Capital Fee (CFee) because of limitations of the Maximum Total Fee (MTF) in any Quarter, may be carried forward for a later recovery during the term of this Agreement; provided that this is allowed by the adjusted Maximum Total Fee (MTF).

              Any unrecovered Operations Fee because of limitations of the Maximum Total Fee (MTF) in any Quarter, may be carried forward for a later recovery during the term of this Agreement, provided that this is allowed by the adjusted Maximum Total Fee. These Operating Fees carried forward shall not accrue interests nor shall they be subject to an inflation indexing adjustment.

              In any Quarter, THE CONTRACTOR shall first recover the current Operating Fees and the previous unrecovered Operating Fees, followed by any current interest and the previous unrecovered interests, and finally, the current Capital Fees and the previous unrecovered Capital Fees to the extent allowed by the prevailing Maximum Total Fee (MTF).

    18.15 Natural Gas Transferences: If no alternate agreement between THE CONTRACTOR and THE AFFILIATE has been reached, one (1) barrel of Crude Oil for each 39,600 standard cubic feet of Natural Gas, measured at 14.7 lpc and 60 degrees F delivered to THE AFFILIATE, as set forth in Clause 7.7 hereof shall be credited to THE CONTRACTOR as delivered to THE AFFILIATE.

    18.16 Inspection Points: In the event an inspection were necessary to meet the requirements and regulations on Hydrocarbons production in the area as established by the Ministry of Energy and Mines, at one or more points inside or near the Agreement Area, such inspection shall constitute no transference of Hydrocarbons nor indicate acceptance of the custody by THE AFFILIATE. This custody will be accepted only at the Crude Oil and/or Natural Gas Transference Points and under the terms hereunder.

    18.17 Incentive for Production Increment: THE AFFILIATE agrees to pay to THE CONTRACTOR * Dollars of the United States of America per barrel (US$*/Bl), for each barrel of Hydrocarbons produced and delivered to THE AFFILIATE, above the level established by THE AFFILIATE, which hereinafter shall be considered accumulated production. This incentive is additional to the Operating Fee and Capital Fee and independent from the Maximum Total Fee (MTF), and shall be payable as set forth in Clause 9.2.

              Said incentive shall be subject to indexing following the same procedure established for the Maximum Total Fee ("MTF"), according to Subclause 18.13 above.

    * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.


                   ACCUMULATED PRODUCTION       INCENTIVE
                       (MMBls)                   (US$/Bl)
                          52.0                       *

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.




19. TERM AND APPLICABLE LAW

    19.1      This Agreement shall be in force as of the Effective Date.

    19.2 This Agreement shall be construed and governed by the Laws of the Republic of Venezuela, which are defined in Clause 2.29 as the Applicable Law.

    19.3 This Agreement shall not be amended nor modified in any way except by mutual agreement in writing of the Parties.

    19.4 In witness whereof, the Parties have signed two (2) identical copies of this Agreement, in the City of Caracas, on the nineteenth (19th) day of the month of November, 1993.


By THE AFFILIATE                             By THE CONTRACTOR


      (Signed)                                      (Signed)
--------------------------                   --------------------------
  Eduardo Lopez Quevedo                            Joseph F. Snape
       President                                      President

                                  APPENDIX "A"

                          DESCRIPTION OF AGREEMENT AREA

AREA

The area of the agreement is located in the State of Zulia, comprises 391,973.51 hectares and is included within the area which corners are defined by U.T.M. coordinates as indicated in the map included as Appendix "B".

TRANSFER POINTS AND CONDITIONS OF TRANSFER

           TRANSFER POINT                                         CONDITION
           --------------                                         ---------

Crude oil

     Alpuf Flow Station for the                        Stabilized crude with less
     Alturitas, San Julian, San                        than 0.5% BS&W 23-30 degrees API.
     Jose, Machiques, Totumos,
     and Alpuf fields.

     Garcia Urdaneta Plant for                         Stabilized crude with less
     the Garcia Urdaneta field.                        than 0.5% BS&W 23-30 degrees API.

Natural Gas

     Alpuf Flow Station for the                        Less than 20 ppm of H(2)S.
     Alturitas, San Julian, San
     Jose, Machiques, Totumos,
     and Alpuf fields.

     Garcia Urdaneta Plant for                         Less than 20 ppm of H(2)S.
     the Garcia Urdaneta field.

     The Affiliate accepts to
     receive all the available
     treated Natural Gas.

OPERATORSHIP CONDITIONS

The Contractor will be responsible for the construction, operation and maintenance of all necessary production, separation, measurement, treating, storage, dehydration, and disposal facilities in order to transport the crude to the transfer points.

While the construction of the Alpuf Flow Station is in progress (6 months maximum), the Parties will agree, in writing, the dehydration costs in Punta de Palmas and other basic services which Maraven will charge the Contractor.

                                  APPENDIX "B"

                              MAP OF AGREEMENT AREA

                                  APPENDIX "C"

                        MINIMUM WORK PROGRAM AGREED UPON

ACTIVITIES                                   1st YEAR            2nd YEAR            3rd YEAR         TOTAL
----------                                   --------            --------            --------         -----
*                                             *                                      *                *

*                                             *                    *                 *                *

*                                             *                    *                 *                *

*                                             *                    *                 *                *

*                                                                                    *                *

*

*                                             *                                                       *

*                                             *                                                       *

*                                             *

*                                                                                                     *

*                                             *                                      *

*                                             *                                                       *

*                                                                                    *                *

*                                             *                                                       *

*                                                                   *

*                                             *                     *                *                *

*                                                                   *                *                *

       * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Service to wells consists of hydraulic pump/ESP change outs. Rehabilitation to Wells consists of asphaltene/restimulation jobs. Technical advising includes VSD/ESP consultants. All others will be inhouse staff.

                                                                             MM $
                                             --------------------------------------------------------------
ACTIVITIES                                   1st YEAR            2nd YEAR            3rd YEAR         TOTAL
----------                                   --------            --------            --------         -----
CAPITAL

*                                            *                   *                    *              *

*                                            *                   *                    *              *

*                                            *                   *                    *              *

*                                            *                   *                    *              *

*

*

*

*                                            *                   *                    *              *

*                                            *                   *                    *              *

*

*

*                                                                                     *              *

         * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                                                             MM $
                                             --------------------------------------------------------------
ACTIVITIES                                   1st YEAR            2nd YEAR            3rd YEAR         TOTAL
----------                                   --------            --------            --------         -----
CAPITAL (cont.)
---------------
*                                            *                    *                  *                *

*                                            *                    *                  *                *

Subtotal                                     *                    *                  *                *

EXPENDITURES
------------
*                                            *                    *                  *                *

*                                            *                    *                  *                *

*                                            *                    *                  *                *

*                                            *                    *                  *                *

*                                            *                    *                  *                *

*                                            *                    *                  *                *

*                                            *                    *                  *                *

*                                            *                    *                  *                *

*                                            *                    *                  *                *
                                          --------             --------            --------         ------
Subtotal                                     *                    *                  *                *
                                          --------             --------            --------         ------
TOTAL                                        *                    *                  *                *

         * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                  APPENDIX "D"

                    FORM OF THE IRREVOCABLE GUARANTY FOR THE
                     GUARANTEED PORTION OF THE WORK PROGRAM
                      FOR THE FIRST THIRTY-SIX (36) MONTHS

FROM: BANK
TO:   THE AFFILIATE

We hereby establish our irrevocable "Stand-By" Letter of Credit No. ________ in favor of Maraven S.A. ("THE AFFILIATE"), for the account of (Name and address of THE CONTRACTOR) up to a total amount of U.S.$_____________ to secure the satisfactory performance of the Minimum Work Program obligations of (Name of THE CONTRACTOR), as provided in the Operating Services Agreement for (Area Name) entered into by (THE CONTRACTOR) and (THE AFFILIATE) on (Date of Execution).

TERMS

I. This "Stand-By" Letter of Credit is available for payment at sight by us, against submission of a tested telex advising bank, stating that the advising bank has received a certificate or tested telex from THE AFFILIATE stating:

     QUOTE

     (1) We demand payment for U.S.$(to be indicated by THE AFFILIATE) since (Name of THE CONTRACTOR) has defaulted its obligations within the Minimum Work Program, as provided in the Operating Services Agreement for (Area Name) entered into between (THE CONTRACTOR) and ourselves on (date of execution).

     (2) The amount demanded hereby represents the overdue obligations of THE CONTRACTOR, according to the aforementioned Agreement.

     UNQUOTE

II. The amount under this "Stand-By" Letter of Credit shall be reduced in such amounts as are to be indicated by (THE AFFILIATE) at the end of each calendar quarter from the date on which this "Stand-By" Letter of Credit becomes effective, in accordance with paragraph "C", "Other Conditions," below, provided that we (Bank) receive a telex from (THE AFFILIATE), stating:

     QUOTE

     We hereby authorize (Bank) to reduce the amount under your "Stand-By" Letter of Credit No. __________ in an amount equal to U.S.$ (to be indicated by THE AFFILIATE), that represents the portion of the obligations already performed by (THE

     CONTRACTOR), of the Minimum Work Program, as set forth in the Operating Services Agreement entered into between (THE CONTRACTOR) and ourselves on (Date of Execution). It is understood that the above-mentioned "Stand-By" Letter of Credit shall be in force for the remaining balance of U.S.$(to be inserted).

     UNQUOTE

OTHER CONDITIONS

A. We (Bank) are bound by this "Stand-By" Letter of Credit to pay in an irrevocable and absolute manner to THE AFFILIATE upon submission of the document mentioned under Condition 1 above.

B. All Bank fees related to this Letter of Credit are for the account of (THE CONTRACTOR).

C. This Letter of Credit shall be in force for a period of thirty-seven (37) months as of the Starting Date of Operations, but not later than ________________, ___________, as notified to us through a tested telex by the advising bank, in which the advising bank states that it has received from THE AFFILIATE a certificate or tested telex containing the Starting Date of Operations or a statement indicating that the operations will not start on the proposed Starting Date of Operations for reasons imputable to THE CONTRACTOR, in accordance with the form of Annex I.

D. We shall make the payment under the "Stand-By" Letter of Credit in Dollars of the United States of America upon submission of the document required and without requesting any evidence or condition concerning the accuracy of the statements made in such document, and irrespective of whether (THE CONTRACTOR) has previously filed a bankruptcy, reorganization or delay procedure.

E. This Credit is subject to the uniform rules and practices for documentary credits (revision 1983) of the International Chamber of Commerce, Publication 400, except with respect to Article 19 of such rules. Thereupon, in the event our activities were interrupted by the reasons established in said article, we (Bank) are bound to pay on the first banking day following the interruption of such causes the amount to be indicated by THE AFFILIATE via telex, as mentioned in Condition 1 above, up to an amount not to exceed the one indicated in this "Stand-By" Letter of Credit, if the term of this "Stand-By" Letter of Credit shall have expired during the interruption of our activities.

F. References to the Operating Services Agreement or to its terms or conditions are made herein only for identification purposes and such document is not incorporated to this "Stand-By" Letter of Credit.

G. This tested telex is the operative instrument of credit and shall not be further confirmed by mail.

                                  APPENDIX "D"

                                    ANNEX I

                         STARTING OPERATIONS CERTIFICATE

I, _________________, the bearer of Identity Card No. ________________, acting on behalf of Maraven S.A., hereby confirm that the Letter of Credit No. _______ issued in our favor for the account of Compania Occidental de Hidrocarburos, Inc., will become effective on ____________, 199__, because [the Starting
Date of Operations took place on ______________, 199___ (or) the works did not commence on the proposed Starting Date of Operations for reasons imputable to THE CONTRACTOR].

In witness whereof, the undersigned subscribed this certificate or authorizes this tested telex on _________, 199___.

By:
   -----------------------------
            Maraven S.A.

                                  APPENDIX "F"

                         STARTING OPERATIONS CERTIFICATE

I, ________________, the bearer of Identity Card No. _______________, acting on behalf of (THE AFFILIATE), party of the first part; and ___________________, acting an behalf of THE CONTRACTOR, party of the second part, in his capacity as _______________, hereby confirm, as provided in Clause 2.6 of the Operating Services Agreement for the Unit ______, entered into between the PARTIES, that the Operating Services corresponding to the mentioned AGREEMENT will start at _____ on the _____ day of the month of ____________________ 199____.

In witness whereof, the undersigned subscribed this CERTIFICATE on the _______ day of the month of __________________, 199__.

By THE AFFILIATE                        By THE CONTRACTOR


--------------------------------        ---------------------------------

The undersigned, MARIA ISABEL MARTINEZ GARCIA, Bearer of Venezuelan Identity Card No. 5.062.225, a Certified Public Interpreter for the English Language of the Republic of Venezuela, as evidenced by and Official License issued unto her and published in Official Gazette No. 32686 of March 16th 1983 and registered at the Main Bureau of Public Registry of Federal District under No. 495, Folio 286, of Protocol 2, Volume 2 on February 24th, 1983 hereby certify that the attached original document written in Spanish has been submitted to her for translation and the following is a true English version thereof.

                                 ADDENDUM No. 1

              TO THE OPERATING SERVICES AGREEMENT FOR UNIT D.Z.O.

This Addendum No. 1 to the Operation of Services Agreement for Unit DZO (hereinafter referred to as the "Addendum") has been held and undersigned on December seventh (7th) 1994 by MARAVEN, S.A.(hereinafter referred to as "THE SUBSIDIARY"), on one part, represented by its President Mr. Emilio Abouhamad, duly authorized as per Bylaws of THE SUBSIDIARY and COMPANIA OCCIDENTAL DE HIDROCARBUROS, INC. on the other (hereinafter referred to as "THE CONTRACTOR"), corporation organized and existing under the laws of California, USA, represented by its President and General Manager, Mr. Carlos del Solar, duly authorized as per power of attorney registered before the


Legend

     * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

First Mercantile Registry Office of the Judicial Circumscription of Federal District and State of Miranda, on May 12, 1994, under No. 58, Volume 3-C PRO:

1.       GENERAL PROVISIONS.

         1.1. THE SUBSIDIARY AND THE CONTRACTOR undersigned an Operation of Services Agreement on November 19, 1993 (hereinafter referred to as "THE AGREEMENT"), under which THE CONTRACTOR operates, under the terms and conditions therein agreed, the unit DZO (hereinafter referred to as THE UNIT).

         1.2. The terms defined on Clause 2 of the Agreement that shall be used on this Addendum and that are not defined herein, shall have the same meaning assigned by them on the Agreement. On Article two (2) of this Addendum, the term "Production of Crude Oil" shall be used with the term "Production" on Sub clause 2.9 of the Agreement, but referred only to Crude Oil and not to Natural Gas.

         1.3. In compliance with Sub clause 19.3 of the Agreement, the Parties have decided to undersign this Addendum in order to reflect certain explanations and amendments to the Agreement consistent with the mutual intention of the Parties and a more efficient operation of the Unit.

2.       TRANSFERENCE POINT AND CRUDE OIL TRANSPORTATION

         2.1 Unless the parties agree the contrary, The Transference Point of Crude Oil to all fields, with the exception of Garcia Urdaneta, shall be relocated to Matapalo and the Transference Point of Natural Gas for all fields shall be relocated to Los Claros. Therefore, THE CONTRACTOR shall be responsible for any additional expansion, as well as of the operation, maintenance and repairs of the facilities required for the transportation on Hidrocarbons in the Agreement Area to the Transference Points.

         2.2 In the same manner THE CONTRACTOR agrees to be responsible for:

                 i) the construction of a pumping station in Matapalo, in order to allow the delivery to THE SUBSIDIARY'S crude transportation system, The Production of Crude Oil in excess to the present capacity of twenty six thousand barrels per day.

                 ii) The expansion of the capacity of the transportation system for the Production of Crude Oil between the Matapalo Station and Platform PE-2-9, in the event the production exceeds the Transportation capacity of 40 thousand barrels per day, which is estimated to have that transportation system, once THE CONTRACTOR builds the pumping station referred to on the preceding 2.2.(i). The obligation of THE SUBSIDIARY of receiving the Production of Crude Oil, in excess of 40 thousand barrels per day, shall be subject to the construction and adequate conditions of operations by THE CONTRACTOR, of the referred expansion to the transportation system between Matapalo Station and Platform PE-2-9.

         2.3 The payments incurred by THE CONTRACTOR in fulfillment of the additional obligations assumed in 2.1 and 2.2 herein shall qualify as Capital Costs, subject to the conditions stated on Clause 18.5 of the Agreement.

         2.4 It is expressly understood that the operation, maintenance and repair of the transportation system between Matapalo and Platform PE-2-9 referred to in 2.2 (ii) herein shall be of the sole responsibility of THE SUBSIDIARY, once THE CONTRACTOR constructs it and places it in adequate operating conditions.

          2.5 It is expressly understood that the transportation system THE CONTRACTOR agrees to expand herein indicated shall be for the exclusive use of the Production of Unit DZO during the term of the Agreement.

3.       REMUNERATION PARAMETERS

         3.1 Taking into account the Effective Date and Operations Starting Date under the Agreement, the Parties agree that the initial Maximum Total Fee
(MTF) of US $*/Barrel (* of the United States of America per


         * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

barrel) set forth on sub clause 18.13 of the Agreement, shall be adjusted in accordance with the formula contained on the same clause, therefore during the First Trimester in course shall be the First Trimester of 1994 and the previous First Trimester shall be the fourth Trimester of 1993. For the effect of adjustment for the Incentive in Production Increase of US $*/Barrel (* of the United States of America per Barrel) set forth on Sub clause 18.17 of the Agreement, the first Trimester in course shall continue being the first Trimester of 1993 and the previous first Trimester shall continue being the fourth Trimester of 1992. The change made to the Agreement herein was agreed between the Parties due to commercial and extraordinary causes. The Parties agree that the reference dates for the Incentive in Production Increase aforementioned, shall not be the object of any modification in the future.

         3.2 The provisions set forth on 3.1 herein shall be effective as of Effective Date of the Agreement. The remuneration adjustments to THE CONTRACTOR that shall take place in compliance with this Addendum, shall be made within thirty (30) days upon reception of the invoice corresponding to the fourth (4) Trimester of 1994.

4.       SECONDARY RECOVERING PROJECT.

         4.1 THE CONTRACTOR is bound to execute a secondary recovery project at Marcelina Oil Field, similar to the secondary case referred to in the August


         * Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

1993 offer rendered to THE SUBSIDIARY, as long as the parties determine that such project is feasible from the technical and economical point of view for both Parties. During the two (2) years following the execution of this Addendum THE CONTRACTOR agrees to carry out feasibility studies necessary in order to make a decision on whether or not to proceed with the referred project on secondary recovery. In the event such study has been made and the decision of not to proceed with the referred project on secondary recovery, THE SUBSIDIARY may request THE CONTRACTOR, when so deemed convenient, that the above mentioned feasibility studies be updated, updating them and taking the respective decision, in a term no longer than six (6) months as from the date the requirement is made in writing to THE SUBSIDIARY. In the event it is required, the magnitude of the secondary recovery project shall depend on the performance of Marcelina oil field and of the results of the pilot project of water injection that THE CONTRACTOR shall carry out as of the first semester 1995. The above mentioned secondary recovery project shall be considered feasible from the economical point of view for THE CONTRACTOR only if the
internal return rate for THE CONTRACTOR is equal or higher to    *    per cent
    * calculated based on an economic analysis with constant oil prices and costs not subject to inflation, and at a Product Price Budget equal to the average of the three (3) Trimesters previous to the date in which the decision is taken. In the event the Parties do not reach an agreement in relation to the technical feasibility of the secondary recovery project the decision shall be referred to an independent oil


* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

consulting firm, chosen by mutual consent of the parties. In such case the professional fees regarding such advise shall be shared by both parties.

         4.2. The non fulfillment of the obligations herein set forth on numeral four (4) from the part of THE CONTRACTOR shall be considered as a substantial non fulfillment of its obligations, as set forth on Clause 5.8. of the Agreement.

5.       OTHER PROVISIONS

         5.1 The parties agree to modify, according to the present Addendum, the gravity minimum requirement contained on Attachment "A" of the Agreement in order to allow the delivery of Crude Oil within a range of 22 degrees to 30 degrees API, with the objective of not limiting the production and development of Marcelina Oil Field.

         5.2. The additional activities referred to in this Addendum are obligatory for THE CONTRACTOR, which shall provide additional amounts that may result necessary for its execution. Without prejudice of such obligation, the amount of the minimum installment referred to in Clauses 5.1 and 5.7 of the
Agreement, shall continue to be US $     *    .oo.

         5.3. The parties agree to modify, according to the present Addendum, Sub Clause 6.6 of the Agreement, which shall be drafted as follows:

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

"THE CONTRACTOR shall conduct and negotiate on behalf of THE SUBSIDIARY, with its cooperation and support, the obtantion of any permit and/or right of pass, and/or right of way to third parties needed so that THE CONTRACTOR reaches the Agreement Area, or on the premises in order to carry out Operation Services set forth on the Agreement. THE CONTRACTOR shall inform THE SUBSIDIARY in writing, with at least two (2) months of Operation among the Agreement Area in compliance with the Labor Program. Subject to the conditions herein set forth, only the payments made by THE CONTRACTOR to third parties regarding such permits and rights, duly sustained with their respective vouchers, shall be recovered by THE CONTRACTOR as Capital Cost.

All payments made by THE CONTRACTOR to third parties as set forth on Sub Clause 6.6, shall be made previous authorization of THE SUBSIDIARY in writing. THE SUBSIDIARY, shall communicate in writing and in each case, its approval or objections within the following fifteen (15) working days upon reception of the approval request from THE CONTRACTOR. Should THE CONTRACTOR does not receive written communication from THE SUBSIDIARY, during the above mentioned fifteen
(15) working days term, it shall be understood that such payments have been authorized.

With the exception of a case of negligence from any of the Parties, any delay in the Operations Services caused by the delay in the obtation of the terms and rights referred to in this sub clause, shall not be considered chargeable to any of the Parties".

         5.4 The parties agree to modify according to the present Addendum, sub clause 7.9 of the Agreement, which shall be drafted as follows:

"THE SUBSIDIARY shall cooperate with THE CONTRACTOR and shall support the same, in order to negotiate and complete those agreements with third parties, land owners and real estate owners among the Area of the Agreement, required in order to enter the area or other reasonable rights required by THE CONTRACTOR in order to carry on with the Operation Services herein. Such rights granted by third parties to THE SUBSIDIARY, shall be extended to THE CONTRACTOR for the duration of this Agreement. Any other reimbursement or administration costs, organization and man hour incurred by THE SUBSIDIARY in relation to the referred support or for the obtainment of the aforementioned rights, shall be on THE CONTRACTORS account, which shall reimburse them to THE SUBSIDIARY within the next forty five (45) days upon presentation of vouchers referring those costs, which in turn shall be recovered by THE CONTRACTOR as Capital Costs".

         5.5 The parties agree to clarify, in accordance with the last paragraph of Sub clause 18.14 of the Agreement, that the interest referred to on Sub clauses

18.7 and 18.12 of the Agreement shall be totally charged to and recovered during each following trimester, as long as the Maximum Total Fee (MTF) so permits it.

         5.6 The parties agree, according to the present Addendum, to clarify Sub clause 18.10 of the Agreement, which shall be drafted as per terms set forth on Attachment "A" herein, which is part of the same.

         5.7 With the exception of clarifications and amendments to the Agreement herein made, the Parties ratify and confirm the other terms of the Agreement.

         5.8 This Addendum shall not amend or modified in any aspect, with the exception of mutual written consent between the Parties.

In witness thereof the Parties have signed two copies of the same tenor and sole effect, in the city of Caracas, on December seven (7) 1994.

By THE SUBSIDIARY                      By THE CONTRACTOR

(Signed illegible) By:                 (Signed illegible) By: Carlos del Solar

Emilio Abouhamad -  President          President and General Manager

                                  ATTACHMENT A

                               OF ADDENDUM No. 1
                                       TO
                  OPERATION SERVICES AGREEMENT FOR UNIT D.Z.O.

In accordance with what is set forth on Article 5.6 of the Addendum, THE SUBSIDIARY and THE CONTRACTOR agree to clarify the terms contained on clause 18.10, which shall be drafted as follows:

"18.10 All cost of THE CONTRACTOR, different to Capital Costs and Non Capitalized Costs previous to the Production Date, included with no limitation, operations costs and THE CONTRACTOR'S services fees, may be recovered only through Operations Fee (OPFee).

OPFee shall be subject to adjustments after the Trimester which includes the Effective Date of this Agreement as follows:

As of the following Trimester of that which includes the Effective Date of the Agreement the "US$/Barrel OPFee of THE CONTRACTOR shall be adjusted on a trimester basis due to inflation, in which manner the OPFee in each Following Trimester reflects the adjusted value.

The formula US$/Barrel OPFee adjusted due to inflation shall be determined in accordance with the following formula:

                                            *

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

*

The procedures above described shall be applied subsequently to the Effective date of this Agreement.

The above resulting amount of OPFee (N) shall be applied to the three following formulas.

The OPFee shall be calculated according to the Crude Oil Production delivered to THE SUBSIDIARY.

Formula 1:       Should the Crude Oil Production volume delivered to THE
                 SUBSIDIARY is              *                .

Formula 2:       Should the Crude Oil Production volume delivered to THE
                 SUBSIDIARY is     *      , the OPFee shall be calculated
                 as per the following formula:

                 *

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Formula 3:       Should the Crude Oil Production Volume delivered to THE
                 SUBSIDIARY is higher than Po, the OPFee shall be calculated as per the following formula:

                    *
                    *

(*) The applicable inflation index in order to determine OPFee (N) adjusted to any Trimester after the Trimester containing the Effective Date of this Agreement shall be the Special Index Energy (unadjusted) from the Consumer Price Index for all Urban Consumers (CPI-U), United States City Average (base period 1982 - 1984 = 100) from the Summary Data from the

* Confidential portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Consumer Price Index News Release as published monthly by the United States Department of Labor Statistics, Washington DC 20212.

Should the Inflation Index, as indicated monthly in News Release above described suffers corrections at any time after its publication and use for the adjustments of OPFee (N), the acceptable reconciliation shall be applied in the following Trimester.

Should the index for the base period (1982 - 1984 = 100) is revised it must be clear that the intention of this indention provision is made in order to adjust in proportion the OPFee (N) to the average of price level of IV Trimester 93 in the Trimester invoiced using the information of three months of the Trimesters in course and the Information of the three months of the IV Trimester 93":

The foregoing is a faithful translation of the attached document written in Spanish, which I have made upon request of the interested, not prejudging about content or form, in Marcaibo, State of Zulia, Republic of Venezuela on November 10th 1997.

/s/ MARIA ISABEL MARTINEZ GARCIA

Maria Isabel Martinez Garcia
Certified Translator for the English Language